EXHIBIT 99.1

GOLDMAN, SACHS & CO. | 85 BROAD STREET | NEW YORK, NEW YORK 10004 | Tel: 212 902 1000

Opening Transaction

To:	FLIR Systems, Inc. 27700A SW Parkway Ave Wilsonville, OR 97070

A/C:	001039114

From:	Goldman, Sachs & Co.

Re:	Accelerated Stock Buyback

Ref. No:	[Insert Reference Number]

Date:	August 14, 2006

This master confirmation (this “Master Confirmation”), dated as of August 14, 2006, is intended to supplement the terms and provisions of certain Transactions (each, a “Transaction”) entered into from time to time between Goldman, Sachs & Co. (“GS&Co.”) and FLIR Systems, Inc (“Counterparty”). This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. The terms of any particular Transaction shall be set forth in (i) a Supplemental Confirmation in the form of Schedule A hereto (a “Supplemental Confirmation”), which shall reference this Master Confirmation and supplement, form a part of, and be subject to this Master Confirmation and (ii) a Trade Notification in the form of Schedule B hereto (a “Trade Notification”), which shall reference the relevant Supplemental Confirmation and supplement, form a part of, and be subject to such Supplemental Confirmation. This Master Confirmation, each Supplemental Confirmation and the related Trade Notification together shall constitute a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation. This Master Confirmation, each Supplemental Confirmation and the related Trade Notification evidence a complete binding agreement between the Counterparty and GS&Co. as to subject matter and the terms of each Transaction to which this Master Confirmation, such Supplemental Confirmation and Trade Notification relate and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

This Master Confirmation, each Supplemental Confirmation and each Trade Notification supplement, form a part of, and are subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency –Cross Border) (the “Agreement”) as if GS&Co. and Counterparty had executed the Agreement on the date of this Master Confirmation (but without any Schedule except for (i) the election of Loss and Second Method, New York law (without regard to the conflicts of law principles) as the governing law and US Dollars (“USD”) as the Termination Currency, (ii) the election that subparagraph (ii) of Section 2(c) will not apply to Transactions, (iii) the replacement of the word “third” in the last line of Section 5(a)(i) with the word “first” and (iv) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Counterparty, with a “Threshold Amount” of USD50 million).

All provisions contained or incorporated by reference in the Agreement shall govern this Master Confirmation, each Supplemental Confirmation and each Trade Notification except as expressly modified herein.

If, in relation to any Transaction to which this Master Confirmation, a Supplemental Confirmation and a Trade Notification relate, there is any inconsistency between the Agreement, this Master Confirmation, any

Supplemental Confirmation, any Trade Notification and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Trade Notification, (ii) such Supplemental Confirmation; (iii) this Master Confirmation; (iv) the Agreement; and (v) the Equity Definitions.

1. Each Transaction constitutes a Share Forward Transaction for the purposes of the Equity Definitions. Set forth below are the terms and conditions which, together with the terms and conditions set forth in the related Supplemental Confirmation and Trade Notification (in respect of the relevant Transaction), shall govern each such Transaction.

General Terms:

Trade Date:	For each Transaction, as set forth in the Supplemental Confirmation.

Buyer:	Counterparty

Seller:	GS&Co.

Shares:	Common Stock, par value $0.01 per share, of Counterparty (Ticker: FLIR)

Forward Price:	The average of the VWAP Prices for each Exchange Business Day in the Calculation Period.

VWAP Price:

For any Exchange Business Day, as determined by the Calculation Agent based on the NASDAQ Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) for such Exchange Business Day (without regard to pre-open or after hours trading outside of any regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time on such Exchange Business Day, on Bloomberg page “FLIR.Q <Equity> AQR_SEC” (or any successor thereto). For purposes of calculating the VWAP Price, the Calculation Agent will include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2), and pursuant to the conditions of Rule 10b-18(b)(3) and (b)(4) each under the Exchange Act (as defined herein) (such trades, “Rule 10b-18 eligible transactions”).

        Forward Price

Adjustment Amount:	For each Transaction, as set forth in the Trade Notification.

Calculation Period:

The period from and including the first Exchange Business Day immediately following the Hedge Completion Date to and including the Termination Date (as adjusted in accordance with the provisions hereof).

Termination Date:

For each Transaction, the date set forth in the Supplemental Confirmation (as the same may be postponed in accordance with the provisions hereof); provided that GS&Co. shall have the right to designate any date (the “Accelerated Termination Date”) on or after the First Acceleration Date to be the Termination Date by providing notice to Counterparty of any such designation on the Accelerated Termination Date; provided further, that if GS&Co. provides notice to Counterparty of such designation prior to 9:30 a.m. New York City time on the Accelerated Termination Date, then the Termination Date shall be the Exchange Business Day immediately preceding such Accelerated Termination Date.

First Acceleration Date:	For each Transaction, as set forth in the Supplemental Confirmation.

Hedge Period:	The period from and including the day immediately after the Trade Date to and including the Hedge Completion Date (as adjusted in accordance with the provisions hereof).

Hedge Completion Date:

For each Transaction, the Exchange Business Day on which GS&Co. finishes establishing its initial Hedge Positions in respect of such Transaction, as determined by GS&Co. in its sole discretion, which date shall be as set forth in the Supplemental Confirmation and Trade Notification (as the same may be postponed in accordance with the provisions herein).

        Hedge Period Reference

Price:	The average of the VWAP Prices for each Exchange Business Day in the Hedge Period.

Market Disruption Event:

The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time” and inserting the words “at any time on any Scheduled Trading Day during the Hedge Period or Calculation Period or” after the word “material,” in the third line thereof.

Notwithstanding anything to the contrary in the Equity Definitions, to the extent that any Exchange Business Day in the Hedge Period or the Calculation Period is a Disrupted Day, the Calculation Agent may postpone the Hedge Completion Date or the Termination Date, as the case may be. In such event, the Calculation Agent must determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price for such Disrupted Day shall not be included for purposes of determining the Hedge Period Reference Price or the Forward Price, as the case may be, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the VWAP Price for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions in the Shares on such Disrupted Day effected before the relevant Market Disruption Event occurred and/or after the relevant Market Disruption Event ended, and the weighting of the VWAP Price for the relevant Exchange Business Days during the Hedge Period or the Calculation Period, as the case may be, shall be adjusted by the Calculation Agent for purposes of determining the Hedge Period Reference Price or the Forward Price, as the case may be, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

If a Disrupted Day occurs during the Calculation Period, and each of the 9 immediately following Scheduled Trading Days is a Disrupted Day, then the Calculation Agent, in its discretion, may either (i) determine the VWAP Price for such ninth Scheduled Trading Day based on the volume, historical trading patterns and price of the Shares and such other factors as it deems appropriate or (ii) further extend the Hedge Period or the Calculation Period, as the case may be, as it deems necessary to determine the VWAP Price.

Exchange:	NASDAQ National Market

Related Exchange(s):	All Exchanges.

        Prepayment\Variable

Obligation:	Applicable

Prepayment Amount:	For each Transaction, as set forth in the Supplemental Confirmation.

Prepayment Date:	Three (3) Exchange Business Days following the Hedge Completion Date.

Settlement Terms:

Physical Settlement:

Applicable; provided that GS&Co. does not, and shall not, make the agreement or the representations set forth in Section 9.11 of the Equity Definitions related to the restrictions imposed by applicable securities laws with respect to any Shares delivered by GS&Co. to Counterparty under any Transaction.

        Number of Shares

to be Delivered:

A number of Shares equal to (a) the Prepayment Amount divided by (b) the Forward Price minus the Forward Price Adjustment Amount; provided that the Number of Shares to be Delivered will be not less than the Minimum Shares and not greater than the Maximum Shares. The Number of Shares to be Delivered on the Settlement Date shall be reduced, but not below zero, by any Shares delivered pursuant to the Initial Share Delivery described below.

Excess Dividend Amount:	For the avoidance of doubt, all references to the Excess Dividend Amount shall be deleted from Section 9.2(a)(iii) of the Equity Definitions.

Settlement Date:	Three (3) Exchange Business Days following the Termination Date.

Settlement Currency:	USD

Initial Share Delivery:

GS&Co. shall deliver a number of Shares equal to the Minimum Shares to Counterparty on the Initial Share Delivery Date in accordance with Section 9.4 of the Equity Definitions, with the Initial Share Delivery Date deemed to be a “Settlement Date” for purposes of such Section 9.4.

Initial Share Delivery Date:	Three (3) Exchange Business Days following the Hedge Completion Date.

Minimum Shares:	For each Transaction, as set forth in the Supplemental Confirmation.

Maximum Shares:	For each Transaction, as set forth in the Supplemental Confirmation.

Share Adjustments:

Potential Adjustment Event:	Notwithstanding anything to the contrary in Section 11.2(e) of the Equity Definitions, an Extraordinary Dividend shall not constitute a Potential Adjustment Event.

Extraordinary Dividend:

For any calendar quarter occurring (in whole or in part) during the period from and including the first day of the Calculation Period to and including the Termination Date, any dividend or distribution on the Shares with an ex-dividend date occurring during such calendar quarter (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) or (B) of the Equity Definitions) (a “Dividend”) the amount or value of which (as determined by the Calculation Agent), when aggregated with the amount or value (as determined by the Calculation Agent) of any and all previous Dividends with ex-dividend dates occurring in the same calendar quarter, exceeds the Ordinary Dividend Amount.

Ordinary Dividend Amount:	For each Transaction, as set forth in the Supplemental Confirmation.

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Consequences of

Merger Events and

Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment

(c) Share-for-Combined:	Component Adjustment

Determining Party:	GS&Co.

Tender Offer:	Applicable

        Nationalization,

Insolvency or Delisting:

Cancellation and Payment; provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or The NASDAQ National Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Notwithstanding anything to the contrary in the Equity Definitions, if, as a result of a Merger Event, a Tender Offer, a Nationalization, an Insolvency or a Delisting, Cancellation and Payment applies to one or more Transactions hereunder (whether in whole or in part), an Additional Termination Event (with the Transactions (or portions thereof) to which Cancellation and Payment applies being the Affected Transactions, Counterparty being the sole Affected Party and the Early Termination Date being the date on which such Transactions would be cancelled pursuant to Article 12 of the Equity Definitions) shall be deemed to occur, and, in lieu of Sections 12.7 and 12.8 of the Equity Definitions, Section 6 of the Agreement shall apply to such Affected Transactions.

Additional Disruption Events:

(a) Change in Law:	Applicable

(b) Failure to Deliver:	Applicable

(c) Insolvency Filing:	Applicable

(d) Loss of Stock Borrow:

Applicable; provided that Sections 12.9(a)(vii) and 12.9(b)(iv) of the Equity Definitions shall be amended by deleting the words “at a rate equal to or less than the Maximum Stock Loan Rate” and replacing them with “at a rate of return equal to or greater than zero”.

Hedging Party:	GS&Co.

Determining Party:	GS&Co.

Notwithstanding anything to the contrary in the Equity Definitions, if, as a result of an Additional Disruption Event, any Transaction is cancelled or terminated, an Additional Termination Event (with such terminated Transaction(s) being the Affected Transaction(s), Counterparty being the sole Affected Party and the Early Termination Date being the date on which such Transaction(s) would be cancelled or terminated pursuant to Article 12 of the Equity

Definitions) shall be deemed to occur, and, in lieu of Sections 12.7 and 12.8 of the Equity Definitions, Section 6 of the Agreement shall apply to such Affected Transaction(s).

Non-Reliance/Agreements and

Acknowledgements Regarding

Hedging Activities/Additional

Acknowledgements:	Applicable

Transfer:

Notwithstanding anything to the contrary in the Agreement, GS&Co. may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of GS&Co. under this Transaction, in whole or in part, to an affiliate of GS&Co. that is guaranteed by The Goldman Sachs Group, Inc. without the consent of Counterparty.

GS&Co. Payment Instructions:	Chase Manhattan Bank New York

For A/C Goldman, Sachs & Co.

A/C #930-1-011483

ABA: 021-000021

Counterparty’s Contact Details

for Purpose of Giving Notice:	To be provided by Counterparty

GS&Co.’s Contact Details for

Purpose of Giving Notice:	Telephone No.: (212) 902-8996

Facsimile No.: (212) 902-0112

Attention: Equity Operations: Options and Derivatives

With a copy to:

Jason Lee

Equity Capital Markets

One New York Plaza

New York, NY 10004

Telephone No.: (212) 902-0923

Facsimile No.: (212) 902-3000

2. Calculation Agent. GS&Co.

3. Additional Mutual Representations, Warranties and Covenants. In addition to the representations and warranties in the Agreement, each party represents, warrants and covenants to the other party that:

(a) Eligible Contract Participant. It is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

(b) Accredited Investor. Each party acknowledges that the offer and sale of each Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof and the provisions of Regulation D thereunder (“Regulation D”). Accordingly, each party represents and warrants to the other that (i) it has the financial ability to bear the economic risk of its investment in each Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined under Regulation D, (iii) it will purchase each Transaction for investment and not with a view to the distribution or resale thereof in a manner that would violate the Securities Act, and (iv) the disposition of each Transaction is restricted under this Master Confirmation, the Securities Act and state securities laws.

4. Additional Representations, Warranties and Covenants of Counterparty. In addition to the representations, warranties and covenants in the Agreement and those contained herein, as of (i) the date hereof, (ii) the Trade Date and (iii) to the extent indicated below, on particular days or on each day during the Hedge Period and Calculation Period, Counterparty represents, warrants and covenants to GS&Co. that:

(a) the purchase or writing of each Transaction and the transactions contemplated hereby will not violate Rule 13e-1 or Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) as of the date hereof, the Trade Date, and each day during the Hedge Period on which Counterparty contacts GS&Co., it is not entering into any Transaction (i) on the basis of, and is not aware of, any material non-public information with respect to the Shares (ii) in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self tender offer or a third-party tender offer or (iii) to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares);

(c) each Transaction is being entered into pursuant to a publicly disclosed Share buy-back program and its Board of Directors has approved the use of derivatives to effect the Share buy-back program;

(d) Counterparty acknowledges that, notwithstanding the generality of Section 13.1 of the Equity Definitions, it acknowledges that GS&Co. is not making any representations or warranties with respect to the treatment of any Transaction under FASB Statements 128, 133 as amended, or 149, 150, EITF 00-19 (or any successor issue statements) or under Financial Accounting Standards Board’s Liabilities & Equity Project;

(e) Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) Counterparty shall report each Transaction as required under Regulation S-K and/or Regulation S-B under the Exchange Act, as applicable;

(g) during the Hedge Period or the Relevant Period (as defined below), the Shares or securities that are convertible into, or exchangeable or exercisable for Shares are not subject to a “restricted period” as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”) or, if such restricted period does occur during the Hedge Period or the Relevant Period, Counterparty agrees to provide written notice to GS&Co. to that effect upon the earlier to occur of (x) the commencement of such restricted period or (y) the public announcement of the transaction resulting in such restricted period; Counterparty acknowledges that any such notice may cause the Hedge Period or the Relevant Period to be extended or suspended pursuant to Section 5 below; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6 below. As used herein, “Relevant Period” means the period commencing on the first day of the Calculation Period and ending on the 20th Exchange Business Day immediately following the end of the Calculation Period, or such earlier day as elected by GS&Co. and communicated to Counterparty on such day;

(h) Counterparty acknowledges that each Transaction is a derivatives transaction in which it has granted GS&Co. an option. GS&Co. may purchase shares for its own account at an average price that may be greater than, or less than, the price paid by Counterparty under the terms of the related Transaction;

(i) as of the Trade Date, the Prepayment Date and the Initial Share Delivery Date, (i) the assets of Counterparty at their fair valuation exceed the liabilities of Counterparty, including contingent liabilities, (ii) the capital of Counterparty is adequate to conduct the business of Counterparty and (iii) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature;

(j) Counterparty is not and, after giving effect to the Transaction, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(k) Counterparty will not take any action or refrain from taking any action that it has determined in good faith would be reasonably likely to limit or in any way adversely affect GS&Co.’s rights under the Agreement, this Master Confirmation, any Supplemental Confirmation or any Trade Notification; and

(l) it has not, and during any Hedge Period or Relevant Period will not, enter into agreements similar to the Transactions described herein where any initial hedge period (however defined) or the calculation period (however defined) in such other transaction will overlap at any time (including as a result of extensions in such initial hedge period or calculation period as provided in the relevant agreements) with any Hedge Period or Relevant Period under this Master Confirmation. In the event that the initial hedge period or calculation period in any other similar transaction overlaps with any Hedge Period or Relevant Period under this Master Confirmation as a result of an extension of the Termination Date pursuant to Section 5 herein, Counterparty shall promptly amend such transaction to avoid any such overlap.

5. Suspension of Hedge Period or Calculation Period.

(a) If Counterparty concludes that it will be engaged in a distribution of the Shares for purposes of Regulation M, Counterparty agrees that it will, upon the earlier to occur of (x) the commencement of the “restricted period” (as defined in Regulation M) or (y) the public announcement of the transaction resulting in such restricted period, direct GS&Co. not to purchase Shares in connection with hedging any Transaction during such restricted period. If on any Scheduled Trading Day Counterparty delivers written notice (and confirms by telephone) by 8:30 a.m. New York Time (the “Notification Time”) then such notice shall be effective to suspend the Hedge Period or the Calculation Period or both, as the case may be, as of such Notification Time. In the event that Counterparty delivers notice and/or confirms by telephone after the Notification Time, then the Hedge Period or the Calculation Period or both, as the case may be, shall be suspended effective as of 8:30 a.m. New York Time on the following Scheduled Trading Day or as otherwise required by law or agreed between Counterparty and GS&Co. The Hedge Period or the Calculation Period or both, as the case may be, shall be suspended and the Hedge Completion Date or the Termination Date or both, as the case may be, shall be extended for each Scheduled Trading Day in such restricted period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6 below, including, without limitation, the requirement that such notice be made at a time at which none of Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(b) In the event that GS&Co. concludes, in its good faith discretion, based on advice of outside legal counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by GS&Co.), for it to refrain from purchasing Shares on any Scheduled Trading Day during the Hedge Period or the Calculation Period, GS&Co. may by written notice to Counterparty elect to suspend the Hedge Period or the Calculation Period, or both, as the case may be, for such number of Scheduled Trading Days as is specified in the notice; provided that GS&Co. may exercise this right to suspend only in relation to events or circumstances that are unknown to it or any of its affiliates at the Trade Date of any Transaction, occur within the normal course of its or any of its affiliates’ businesses, and are not the result of deliberate actions of it or any of its affiliates with the intent to avoid its obligations under the terms of any Transaction. The notice shall not specify, and GS&Co. shall not otherwise communicate to Counterparty, the reason for GS&Co.’s election to suspend the Hedge Period or the Calculation Period, or both, as the case may be. The Hedge Period or the Calculation Period, or both, as the case may be, shall be suspended and the Termination Date shall be extended for each Scheduled Trading Day occurring during any such suspension.

(c) In the event that the Calculation Period or the Hedge Period, as the case may be, is suspended pursuant to Section 5(a) or 5(b) above during the regular trading session on the Exchange, such suspension shall be deemed to be an additional Market Disruption Event, and the second paragraph under “Market Disruption Event” shall apply to any Disrupted Day occurring during the Calculation Period or the Hedge Period, as the case may be, solely as a result of such additional Market Disruption Event.

(d) In the event that the Calculation Period is extended pursuant to any provision hereof (including, without limitation, pursuant to Section 9(d) below), the Calculation Agent, in its commercially reasonable discretion, shall adjust any relevant terms of the related Transaction if necessary to preserve as nearly as practicable the economic terms of such Transaction prior to such extension; provided that Counterparty shall not be required to make any additional cash payments or deliver any Shares in connection with any such adjustments.

6. 10b5-1 Plan. Counterparty represents, warrants and covenants to GS&Co. that for each Transaction:

(a) Counterparty is entering into this Master Confirmation and each Transaction hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”). It is the intent of the parties that each Transaction entered into under this Master Confirmation comply with the requirements of Rule 10b5-1(c)(1)(i)(A) and (B) and each Transaction entered into under this Master Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

(b) Counterparty will not seek to control or influence GS&Co. to make “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under any Transaction entered into under this Master Confirmation, including, without limitation, GS&Co.’s decision to enter into any hedging transactions. Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation, each Supplemental Confirmation and each Trade Notification under Rule 10b5-1.

(c) Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation, the relevant Supplement Confirmation or Trade Notification must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification, waiver or termination shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

7. Counterparty Purchases.

Counterparty (or any “affiliated purchaser” as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall not, without the prior written consent of GS&Co., directly or indirectly purchase any Shares, listed contracts on the Shares or securities that are convertible into, or exchangeable or exercisable for Shares (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) during any Hedge Period or Relevant Period (as extended pursuant to the provisions hereof). During this time, any such purchases by Counterparty shall be made through GS&Co., or if not through GS&Co., with the prior written consent of GS&Co., and in compliance with Rule 10b-18 or otherwise in a manner that Counterparty and GS&Co. believe is in compliance with applicable requirements.

8. Additional Termination Event. The declaration of any Extraordinary Dividend by the Issuer during the Calculation Period will constitute an Additional Termination Event, with Counterparty as the sole Affected Party and all Transactions hereunder as the Affected Transactions.

9. Special Provisions for Merger Transactions. Notwithstanding anything to the contrary herein or in the Equity Definitions,

(a) Counterparty shall notify GS&Co. of any Merger Transaction upon the earlier to occur of (x) the public announcement (as defined in Rule 165(f) under the Securities Act of 1933, as amended) of such Merger Transaction or (y) the time immediately prior to the opening of trading in Shares on any day during which such public announcement occurs prior to the close of trading in the Shares.

(b) promptly notify GS&Co. following any such announcement that such announcement has been made; and

(c) promptly provide GS&Co. with written notice specifying (i) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the Announcement Date that were not effected through GS&Co. or its affiliates and (ii) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the Announcement Date. Such written notice shall be deemed to be a certification by Counterparty to GS&Co. that such information is true and correct. In addition, Counterparty shall promptly notify GS&Co. of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may cause the terms of any Transaction to be adjusted or such Transaction to be terminated; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6; and

(d) GS&Co. in its sole discretion may (i) make adjustments to the terms of any Transaction, including, without limitation, the Termination Date, the Forward Price Adjustment Amount and the Maximum Shares to account for the number of Shares that could be purchased on each day during the Hedge Period or the Calculation Period in compliance with Rule 10b-18 following such public announcement, provided that Counterparty shall not be required to make any additional cash payments or deliver any Shares in connection with any such adjustments or (ii) treat the occurrence of such public announcement as an Additional Termination Event with Counterparty as the sole Affected Party.

“Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

10. Acknowledgments. The parties hereto intend for:

(a) Each Transaction to be a “securities contract” as defined in Section 741(7) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”), a “swap agreement” as defined in Section 101(53B) of the Bankruptcy Code, or a “forward contract” as defined in Section 101(25) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 362(b)(27), 555, 556, 560 and 561 of the Bankruptcy Code;

(b) The Agreement to be a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code;

(c) A party’s right to liquidate or terminate any Transaction, net out or offset termination values or payment amounts, and to exercise any other remedies upon the occurrence of any Event of Default or Termination Event under the Agreement with respect to the other party or any Extraordinary Event that results in the termination or cancellation of any Transaction to constitute a “contractual right” (as defined in the Bankruptcy Code);

(d) Any cash, securities or other property transferred as performance assurance, credit support or collateral with respect to each Transaction to constitute “margin payments” (as defined in the Bankruptcy Code); and

(e) All payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” and “transfers” (as defined in the Bankruptcy Code).

11. Credit Support Documents. The parties hereto acknowledge that no Transaction hereunder is secured by any collateral that would otherwise secure the obligations of Counterparty herein or pursuant to the Agreement.

12. Limitation on Set-off. (a) Notwithstanding anything to the contrary in the Agreement or the Equity Definitions, the calculation of any Settlement Amounts, Unpaid Amounts and amounts owed in respect of cancelled Transactions under Article 12 of the Equity Definitions shall be calculated separately for (A) all Terminated Transactions (it being understood that such term for purposes of this paragraph includes Transactions cancelled pursuant to Article 12 of the Equity Definitions) in the Shares of the Issuer that qualify as equity under applicable accounting rules (collectively, the “Equity Shares”) as determined by the Calculation Agent and (B) all other Terminated Transactions under the Agreement including, without limitation, Transactions in Shares other than those of the Issuer (collectively, the “Other Shares”) and the netting and set-off provisions of the Agreement shall only operate to provide netting and set-off (i) among Terminated Transactions in the Equity Shares and (ii) among Terminated Transactions in the Other Shares. In no event shall the netting and set-off provisions of the Agreement operate to permit netting and set-off between Terminated Transactions in the Equity Shares and Terminated Transactions in the Other Shares.

(b) The parties agree to amend Section 6 of the Agreement by adding a new Section 6(f) thereto as follows:

“(f) Upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the Affected Party or upon the occurrence of an Extraordinary Event that results in the termination or cancellation of any Transaction (such Defaulting Party, Affected Party or, in the case of such an Extraordinary Event, either party, “X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (or any Affiliate of Y) (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 6(f).

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(c) Notwithstanding anything to the contrary in the foregoing, GS&Co. agrees not to set off or net amounts due from Counterparty with respect to any Transaction against amounts due from GS&Co. to Counterparty under obligations other than Equity Contracts. “Equity Contract” means any transaction relating to Shares between the parties (or any of their affiliates) that qualifies as ‘equity’ under applicable accounting rules.

13. Early Termination. In the event that (i) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction or (ii) an Extraordinary Event occurs that results in the cancellation or termination of any Transaction pursuant to Article 12 of the Equity Definitions (except, in the case of clause (ii), a Merger Event in which the consideration or proceeds to be paid to holders of Shares consists solely of cash), if GS&Co. would owe any amount to Counterparty pursuant to Section 6(d)(ii) of the Agreement or any Cancellation Amount pursuant to Article 12 of the Equity Definitions (in each case, calculated as if the Transactions being terminated or cancelled on such Early Termination Date or as a result of such Extraordinary Event were the sole Transactions under the Agreement) (any such amount, a “GS&Co. Amount”), then, in lieu of any payment of such GS&Co. Amount, Counterparty may, no later than the Early Termination Date or the date on which such Transaction is cancelled or terminated, as the case may be, elect for GS&Co. to deliver to Counterparty a number of Shares (or, in the case of a Merger Event, a number of units, each comprising the number or amount of the securities or property that a hypothetical holder of one Share would receive in such Merger Event (each such unit, an “Alternative Delivery Unit” and, the securities or property comprising such unit, “Alternative Delivery Property”)) with a value equal to the GS&Co. Amount, as determined by the Calculation Agent (and the parties agree that, in making such determination of value, the Calculation Agent may take into account a number of factors, including the market price of the Shares or Alternative Delivery Property on the date of early termination and the prices at which GS&Co. purchases Shares or Alternative Delivery Property to fulfill its delivery obligations under this Section 13); provided that in determining the composition of any Alternative Delivery Unit, if the relevant Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

14. Payment Date upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii) of the Agreement, all amounts calculated as being due in respect of an Early Termination Date under Section 6(e) of the Agreement will be payable on the day that notice of the amount payable is effective; provided that if Counterparty elects to receive Shares or Alternative Delivery Property in accordance with Section 13, such Shares or Alternative Delivery Property shall be delivered on a date selected by GS&Co.

15. Special Provisions for Counterparty Payments. The parties hereby agree that, notwithstanding anything to the contrary herein or in the Agreement, in the event that (i) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction and, as a result, Counterparty owes to GS&Co. an amount calculated under Section 6(e) of the Agreement or (ii) an Extraordinary Event occurs that results in the termination or cancellation of any Transaction pursuant to Article 12 of the Equity Definitions and, as a result, Counterparty owes to GS&Co. a Cancellation Amount or other amount in respect of such Transaction (in each case, calculated as if the Transactions being terminated or cancelled on such Early Termination Date or as a result of such Extraordinary Event were the sole Transactions under the Agreement), such amount shall be deemed to be zero.

16. Claim in Bankruptcy. GS&Co. agrees that in the event of the bankruptcy of Counterparty, GS&Co. shall not have rights or assert a claim that is senior in priority to the rights and claims available to the shareholders of the common stock of Counterparty.

17. Governing Law. The Agreement, this Master Confirmation, each Supplemental Confirmation, each Trade Notification and all matters arising in connection with the Agreement, this Master Confirmation, each Supplemental Confirmation and each Trade Notification shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine).

18. Offices.

(a) The Office of GS&Co. for each Transaction is: One New York Plaza, New York, New York 10004.

(b) The Office of Counterparty for each Transaction is: 27700A SW Parkway Ave, Wilsonville, OR 97070.

Arbitration. The Agreement, this Master Confirmation, each Supplemental Confirmation and each Trade Notification are subject to the following arbitration provisions:

(a) All parties to this Confirmation are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

(b) Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

(c) The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

(d) The arbitrators do not have to explain the reason(s) for their award.

(e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry, unless Counterparty is a member of the organization sponsoring the arbitration facility, in which case all arbitrators may be affiliated with the securities industry.

(f) The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

(g) The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Confirmation.

Counterparty agrees that any and all controversies that may arise between Counterparty and GS&Co., including, but not limited to, those arising out of or relating to the Agreement or any Transaction hereunder, shall be determined by arbitration conducted before The New York Stock Exchange, Inc. (“NYSE”) or NASD Dispute Resolution (“NASD-DR”), or, if the NYSE and NASD-DR decline to hear the matter, before the American Arbitration Association, in accordance with their arbitration rules then in force. The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) Counterparty is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Confirmation except to the extent stated herein.”

20. Counterparts. This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts.

21. Counterparty hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to any particular Transaction to which this Master Confirmation relates, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, Facsimile No. 212-428-1980/83.

Yours faithfully,

GOLDMAN, SACHS & CO.

By:	/s/ Conrad Langenegger
Authorized Signatory

Agreed and Accepted By:

FLIR SYSTEMS, INC

By:	/s/ Stephen M. Bailey
	Name:	Stephen M. Bailey
	Title:	Senior Vice President, Finance and Chief Financial Officer

SCHEDULE A

SUPPLEMENTAL CONFIRMATION

To:	FLIR Systems, Inc. 27700A SW Parkway Ave Wilsonville, OR 97070

From:	Goldman, Sachs & Co.

Subject:	Accelerated Stock Buyback

Ref. No:	[Insert Reference No.]

Date:	August 14, 2006

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and FLIR Systems, Inc (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as August 14, 2006 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	August 14, 2006

Hedge Completion Date:	As set forth in the Trade Notification, but in no event later than August 31, 2006

Termination Date:	The date that follows the Hedge Completion Date by two months, subject to GS&Co.’s right to accelerate the Termination Date to any date on or after the First Acceleration Date.

First Acceleration Date:	As set forth in the Trade Notification to be the date that follows the Hedge Completion Date by two weeks.

Prepayment Amount:	As set forth in the Trade Notification, but in no event greater than USD 60,000,000.

Minimum Shares:	A number of shares equal to (a) the Prepayment Amount divided by (b) 105% of the Hedge Period Reference Price.

Maximum Shares:	A number of shares equal to (a) the Prepayment Amount divided by (b) 98% of the Hedge Period Reference Price.

Forward Price Adjustment Amount:	1.1% of the Hedge Period Reference Price

Ordinary Dividend Amount:	For any calendar quarter, USD 0.00

3. Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date.

4. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,

GOLDMAN, SACHS & CO.

By:	/s/ Conrad Langenegger
Authorized Signatory

Agreed and Accepted By:

FLIR SYSTEMS, INC

By:	/s/ Stephen M. Bailey
	Name:	Stephen M. Bailey
	Title:	Senior Vice President, Finance and Chief Financial Officer

SCHEDULE B

TRADE NOTIFICATION

To:	FLIR Systems, Inc. 27700A SW Parkway Ave Wilsonville, OR 97070

From:	Goldman, Sachs & Co.

Subject:	Accelerated Stock Buyback

Ref. No:	[Insert Reference No.]

Date:	[Insert Date]

The purpose of this Trade Notification is to notify you of certain terms in the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and FLIR Systems, Inc (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below.

This Trade Notification supplements, forms part of, and is subject to the Supplemental Confirmation dated as of [Insert Date of Supplemental Confirmation] (the “Supplemental Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. The Supplemental Confirmation is subject to the Master Confirmation dated as of [Insert Date of Master Confirmation] (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation and the Supplemental Confirmation govern this Trade Notification except as expressly modified below.

Trade Date:	[insert date from Supplemental Confirm]

Hedge Completion Date:	[ ]

Termination Date:	[ ], subject to GS&Co.’s right to accelerate the Termination Date to any date on or after the First Acceleration Date.

First Acceleration Date:	[ ][, or, if such date is not an Exchange Business Day, the next following Exchange Business Day.]

Prepayment Amount:	USD [ ]

Forward Price Adjustment Amount:	USD [ ]

Minimum Shares:	[ ]

Maximum Shares:	[ ]

Yours sincerely,
GOLDMAN, SACHS & CO.

By:
Authorized Signatory